Exhibit 13.2

Certification by the Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Zhangmen Education Inc. (the “Company”) on Form 20-F for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zengchou Yan, Executive Officer of Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 2, 2022

By:	/s/ Zengchou Yan
Name:	Zengchou Yan
Title:	Executive Officer of Finance (principal financial and accounting officer)